EXHIBIT 4.3

FIRST SUPPLEMENTAL INDENTURE

between

PRIVATEBANCORP, INC.

and

WILMINGTON TRUST COMPANY

Dated as of May 22, 2008

Supplement to Junior Subordinated Indenture,
dated as of May 22, 2008

i

FIRST SUPPLEMENTAL INDENTURE, dated as of May 22, 2008, between PRIVATEBANCORP, INC., a Delaware corporation (the “Company”), and WILMINGTON TRUST COMPANY, as trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee entered into a Junior Subordinated Indenture, dated as of May 22, 2008 (the “Indenture”).

PrivateBancorp Capital Trust IV, a Delaware statutory trust (the “Trust”), has offered to the public its Preferred Securities known as 10.00% Trust Preferred Securities (the “Trust Preferred Securities”), which are beneficial interests in the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its common securities (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”), in the Debentures (as defined herein).

Pursuant to Sections 2.1 and 3.1 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

The Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Section 9.3 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this First Supplemental Indenture have been complied with.

The Company has requested that the Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                Definitions.  For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           Terms defined in the Indenture or the Declaration of Trust (as defined herein) have the same meaning when used in this First Supplemental Indenture unless otherwise specified herein.

(b)           The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

(c)           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this First Supplemental Indenture.

(d)           Any reference herein to “interest” shall include any Additional Interest.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and that shall accrue at the rate per annum specified or determined as specified in such Security.

“Administrative Trustee” has the meaning specified in the Declaration of Trust.

“APM Period” means, with respect to any Deferral Period, the period commencing on the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures from any source of funds or (ii) the fifth anniversary of the commencement of the Deferral Period, and ending on the next Interest Payment Date on which the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures.

“Bankruptcy Event” has the meaning specified in the Declaration of Trust.

“Business Combination” means a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety by one Person to any other Person.

“Capital Treatment Event” means the Company’s reasonable determination, after consultation with the Federal Reserve and outside counsel experienced in such matters, that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

“Commercially Reasonable Efforts” to sell Qualifying APM Securities means commercially reasonable efforts to complete the offer and sale of Qualifying APM Securities to Persons other than Subsidiaries in public offerings or private placements.  The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying APM Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

“Common Equity Issuance Cap” has the meaning specified in Section 2.7(a)(i).

“Common Stock” means the common stock of the Company (including Common Stock issued pursuant to the Company’s dividend reinvestment plan and employee benefit plans).

“Company” has the meaning specified in the Recitals.

“Covered Debt” has the meaning specified in the Replacement Capital Covenant.

“Creditor” has the meaning specified in Section 4.1.

“Current Stock Market Price” means, with respect to Common Stock on any date, (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the Nasdaq Global Select Market, (ii) if Common Stock is not then listed on the Nasdaq Global Select Market, as reported by the principal U.S. securities exchange on which Common Stock is traded or quoted on the relevant date, (iii) if Common Stock is not listed on any U.S. securities exchange on the relevant date, the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board, Pink Sheets LLC or a similar organization, or (iv) if Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Debentures” has the meaning set forth in Section 2.1 hereof.

“Declaration of Trust” means the Amended and Restated Declaration of Trust, dated as of May 22, 2008, among the Company, as Sponsor of the Trust, Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee, and the Administrative Trustees.

“Deferral Period(s)” means the period commencing on an Interest Payment Date with respect to which the Company elects to defer interest pursuant to Section 2.5 and ending on the earlier of (i) the tenth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid the amount deferred, all deferred amounts with respect to any subsequent period and all other accrued and unpaid interest on the Debentures.  The settlement of all deferred interest pursuant to Section 2.5(c), whether it occurs on an Interest Payment Date or another date, will immediately terminate the Deferral Period.

“Delaware Trustee” has the meaning specified in the Declaration of Trust.

“Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after deducting underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance or sale of Qualifying APM Securities (excluding sales of Qualifying Preferred Stock in excess of the Preferred Stock Issuance Cap) to Persons that are not the Company’s Subsidiaries.

“First Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Guarantee Agreement” means the Guarantee Agreement between the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee, dated as of May 22, 2008.

“Indenture” has the meaning specified in the Recitals.

“Intent-Based Replacement Disclosure” has the meaning specified in the Replacement Capital Covenant.

“Interest Payment Dates” shall have the meaning specified in Section 2.4.

“Interest Period” means the period beginning on and including any Interest Payment Date (or, in the case of the first Interest Payment Date, beginning on and including May 22, 2008) and ending on but excluding the next Interest Payment Date.

“Liquidation Amount” has the meaning specified in the Declaration of Trust.

“Mandatory Trigger Provision” has the meaning specified in the Replacement Capital Covenant.

“Market Disruption Event” means, with respect to the issuance or sale of Qualifying APM Securities pursuant to Section 2.7, the occurrence or existence of any of the following events or sets of circumstances:

(i)           Trading in securities generally (or in the Common Stock or Trust Preferred Securities specifically) on the Nasdaq Global Select Market or any other national securities exchange or in the over-the-counter market, on which Common Stock and/or Trust Preferred Securities are then listed or traded, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the United States Securities and Exchange Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying APM Securities;

(ii)           The Company would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell Qualifying APM Securities pursuant to the alternative payment mechanism described in Section 2.7, and such consent or approval has not yet been obtained notwithstanding the Company’s commercially reasonable efforts to obtain such consent or approval;

(iii)           A banking moratorium shall have been declared by the federal or state authorities of the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance or sale of, the Qualifying APM Securities;

(iv)           A material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance or sale of, the Qualifying APM Securities;

(v)           The United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in, or the issuance and sale of, Qualifying APM Securities has been materially disrupted;

(vi)           There shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in Qualifying APM Securities has been materially disrupted;

(vii)           An event occurs and is continuing as a result of which the offering document for such offer and sale of Qualifying APM Securities would, in the reasonable judgment of the Company, after consultation with outside counsel experienced in such matters, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (x) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (y) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Company to consummate such transaction, provided that no single suspension period contemplated by this paragraph (viii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (viii) shall not exceed an aggregate of 180 days in any 360-day period; or

(viii)           the Company reasonably believes, after consultation with outside counsel experienced in such matters, that the offering document for such offer and sale of Qualifying APM Securities would not be in compliance with a rule or regulation of the United States Securities and Exchange Commission (for reasons other than those referred to in paragraph (viii) above), and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (ix) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (ix) shall not exceed an aggregate of 180 days in any 360-day period.

“Maturity Date” has the meaning specified in Section 2.2(a).

“Parity Securities” means debt securities or guarantees of the Company that rank upon liquidation on a parity with the Debentures.

“Paying Agent” means, with respect to the Debentures, Wilmington Trust Company or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on the Debentures on behalf of the Company.

“Paying Agent Office” means the office of the applicable Paying Agent at which at any particular time its corporate agency business shall principally be administered in a Place of Payment, which office at the date hereof in the case of Wilmington Trust Company, in its capacity as Paying Agent with respect to the Debentures under the Indenture, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

“Permitted Remedies” has the meaning specified in the Replacement Capital Covenant.

“Preferred Stock” means the preferred stock of the Company.

“Preferred Stock Issuance Cap” has the meaning specified in Section 2.7(a)(ii).

“Prospectus” means the prospectus, dated May 8, 2008, of the Company and the Trust relating to the offering of the Trust Preferred Securities, as supplemented by the prospectus supplement, dated May 8, 2008.

“Qualifying APM Securities” means Common Stock, Qualifying Preferred Stock and Qualifying Warrants, provided that the Company may, without the consent of the holders of the Trust Preferred Securities or the Debentures, amend the definition of “Qualifying APM Securities” to eliminate Common Stock or Qualifying Warrants (but not both) from this definition if after the initial issue date for the Trust Preferred Securities an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock or Qualifying Warrants as a Qualifying APM Security would result in a reduction in the Company’s earnings per share as calculated for financial reporting purposes.

“Qualifying Preferred Stock” means non-cumulative perpetual Preferred Stock of the Company that (i) contains no remedies other than “Permitted Remedies” and (ii)(a) is subject to “Intent-Based Replacement Disclosure” and has a “Mandatory Trigger Provision,” as such terms are defined in the Replacement Capital Covenant, or (b) is subject to a Qualifying Replacement Capital Covenant.

“Qualifying Replacement Capital Covenant” has the meaning specified in the Replacement Capital Covenant.

“Qualifying Warrants” means any net share settled warrants to purchase Common Stock that (1) have an exercise price greater than the Current Stock Market Price of Common Stock and (2) that the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to purchase for cash in any circumstances.

“Quarterly Interest Payment Date” shall have the meaning specified in Section 2.4.

“Redemption Date” means the date at any time after the date hereof on which the Company elects to redeem the Securities.

“Redemption Price” has the meaning specified in Section 2.8(a).

“Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of May 22, 2008, by the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof and Section 2.2(a)(ii) hereof.

“Responsible Officer” means, with respect to Wilmington Trust Company in its capacity as Paying Agent, any officer within the Corporate Trust Department (or any successor department, unit or division of Wilmington Trust Company) assigned to the Paying Agent Office of Wilmington Trust Company, in its capacity as Paying Agent, who has direct responsibility for the administration of the Paying Agent functions of the Indenture.

“Securities Registrar” means, with respect to the Debentures, Wilmington Trust Company, or any other firm appointed by the Company, acting as securities registrar for the Debentures.

“Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of Wilmington Trust Company, in its capacity as Securities Registrar under the Indenture, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

“Special Record Date” has the meaning specified in Section 2.5(c).

“Supervisory Event” shall commence upon the date the Company has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell Qualifying APM Securities and (2) to apply the net proceeds of such sale to pay deferred interest on the Debentures, and the Company has been notified that the Federal Reserve disapproves of either of these actions, even though the Company has affirmatively requested approval.  A Supervisory Event shall cease on the Business Day following the earlier to occur of (i) the 10th anniversary of the commencement of any

Deferral Period or (ii) the day on which the Federal Reserve notifies the Company in writing that it no longer disapproves of the Company’s intention to both (1) issue or sell Qualifying APM Securities and (2) apply the net proceeds from such sale to pay deferred interest on the Debentures.

“Tax Event” means the receipt by the Company or the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Company to the Trust, (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trading Day” means a day on which Common Stock is traded on the Nasdaq Global Select Market, or if not then listed on the Nasdaq Global Select Market, a day on which Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which Common Stock is quoted in the over-the-counter market.

“Trust” has the meaning specified in the Recitals.

“Trust Common Securities” has the meaning specified in the Recitals.

“Trustee” has the meaning specified in the Recitals.

“Trust Preferred Securities” has the meaning specified in the Recitals.

“Trust Securities” has the meaning specified in the Recitals.

“Underwriting Agreement” means the Underwriting Agreement, dated as of May 15, 2008, among the Trust, the Company and the underwriters named therein.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.1                                Designation, Principal Amount and Authorized Denomination.  There is hereby authorized a series of Securities designated the 10.00% Junior Subordinated Debentures due 2068 (the “Debentures”), the amount of which to be issued shall be as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Indenture.  The denominations in which Debentures shall be issuable is $25 principal amount and integral multiples thereof.  The maximum aggregate principal amount of Debentures that may be authenticated and delivered under the Indenture and this First Supplemental Indenture is $125,010,000 (subject to increase pursuant to the over-allotment option contained in the Underwriting Agreement) (except for Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.6 or 14.3 of the Indenture).

Section 2.2                                Repayment.

(a)           Maturity Date.

(i)           The principal amount of, and all accrued and unpaid interest on, the Debentures shall be payable in full on June 15, 2068 or, if such day is not a Business Day, the following Business Day (the “Maturity Date”) regardless of the amount of Qualifying APM Securities the Company may have issued and sold by that time.

(ii)           The Company shall not amend or supplement the Replacement Capital Covenant to amend the definitions incorporated into this First Supplement Indenture except with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt (the “Covered Debt”).  Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the holders of the Covered Debt.

Section 2.3                                Form.  The Debentures shall be issued in fully registered definitive form without interest coupons.  Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Securities Register or by wire transfer in immediately available funds to the bank account number of the Holder specified in writing by the Holder not less than 10 days before the relevant Interest Payment Date and entered in the Securities Register by the Securities Registrar, provided further that if the Property Trustee, on behalf of the Trust, is the sole Holder of the Debentures then payment of interest shall be made by wire transfer in immediately available funds to a bank account number specified by the Property Trustee.  The Debentures may be presented for registration of transfer or exchange at the Securities Registrar Office.

Section 2.4                                Rate of Interest; Interest Payment Date.

(a)           Rate of Interest.  The Debentures shall bear interest from and including May 22, 2008 at the annual rate of 10.00%, computed on the basis of a 360-day year comprised of twelve 30-day months.  Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to Section 2.5, will bear Additional Interest, to the extent permitted by law, at the same interest rate in effect on the Debentures, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

(b)           Interest Payment Date.  Subject to the other provisions hereof, interest on the Debentures shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2008 (each such date, a “Quarterly Interest Payment Date” and collectively, the “Interest Payment Dates”), or if any such day is not a Business Day, the following Business Day (and no interest shall accrue as a result of such postponement).

Section 2.5                                Interest Deferral.

(a)           Option to Defer Interest Payments.  The provisions of this First Supplemental Indenture relating to deferral of interest shall apply in lieu of, and not in addition to, Section 3.11 of the Indenture.

(i)           The Company shall have the right at any time and from time to time, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods up to 10 years, provided that no Deferral Period shall extend beyond the Maturity Date or the earlier repayment or redemption in full of the Debentures.  Upon termination of any Deferral Period and upon the payment of all deferred interest then due on any Interest Payment Date the Company may elect to begin a new Deferral Period pursuant to this Section 2.5.  At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures to the Persons in whose names the Debentures are registered in the Securities Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(ii)           The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.5(b).

(b)           Payment of Deferred Interest.  The Company will not pay deferred interest on the Debentures on any Interest Payment Date during any Deferral Period prior to the Maturity Date from any source other than Eligible Proceeds.  Notwithstanding the foregoing, (i) the Company may pay current interest during an Deferral Period or at any other time from any available funds and (ii) if a Supervisory Event or an Event of Default has occurred and is continuing, then the Company may (but is not obligated to) pay deferred interest with cash from any source.  In addition, if the Company sells Qualifying APM Securities pursuant to Section 2.7 but a Supervisory Event arises as a result of the Federal Reserve disapproving the use of the proceeds to pay deferred interest, the Company may use the proceeds for other purposes and continue to defer interest on the Debentures, subject to Section 2.5(a).

(c)           Business Combination Exception.  If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person formed by such Business Combination, or the Person that is the surviving entity of such Business Combination, or the Person to whom such properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then Section 2.5(b) and Section 2.7 shall not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination (or if later, at any time within 90 days following the date of consummation of the Business Combination).  The settlement of all deferred interest, whether it occurs on an Interest Payment Date or another date, will immediately terminate the Deferral Period.  The Company will establish a Special Record Date for the payment of any deferred interest pursuant to this Section 2.5(c) on a date other than an Interest Payment Date.

(d)           Notice of Deferral.  The Company shall give written notice of its election to begin or extend any Deferral Period, (x) if the Property Trustee, on behalf of the Trust, is the sole Holder of the Debentures, to the Property Trustee and the Delaware Trustee at least five Business Days before the earlier of (A) the next succeeding date on which the distributions on the Trust Preferred Securities are payable and (B) the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution, or (y) if the Property Trustee, on behalf of the Trust, is not the sole Holder of the Debentures, to Holders of the Debentures and the Trustee at least five Business Days before the next Interest Payment Date.  Notice of the Company’s election of an Deferral Period shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than three Business Days after the Property Trustee receives written notice from the Company to each holder of Trust Securities at such holder’s address appearing in the Security Register.

Section 2.6                                Dividend and Other Payment Stoppages during Deferral Period.

(a)           Dividend and Other Payment Stoppages.  So long as any Debentures remain outstanding, if the Company has given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:

(i)           declare or pay any dividends or distributions on any shares of capital stock of the Company, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company;

(ii)           make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any Parity Securities or any debt securities or guarantees of the Company that ranks pari passu with or junior in interest upon liquidation to the Debentures; or

(iii)           make any payments under any guarantee by the Company that ranks pari passu with or junior to the Guarantee Agreement;

provided, however, the restrictions in clauses (i), (ii) and (iii) above do not apply to  any purchase, redemption or other acquisition of shares of the Company’s capital stock by the Company in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (B) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the applicable Deferral Period (including pursuant to a contractually binding stock repurchase plan), (C) a dividend reinvestment or stockholder purchase plan, (D) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (E) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock, (F) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, or in effect prior to the applicable Deferral Period, (G) any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto, (H) payments by the Company under any guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities, (I) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (J) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Debentures) provided that such payments are made in accordance with the limitations described in Section 2.7(c) to the extent they apply, and (K) any payments of principal or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities.  The distribution restrictions and exceptions in this Section 2.6 shall be in lieu of the distribution restrictions and exceptions in Section 3.11 of the Indenture.

(b)           Additional Limitation upon Deferral Lasting over One Year.  If any Deferral Period lasts longer than one year, the Company may not repurchase or acquire any securities ranking junior to or pari passu with any Qualifying APM Securities the proceeds of which were used to settle deferred interest during the relevant Deferral Period before the first anniversary of the date on which all deferred interest on the Debentures has been paid, subject to the exceptions listed in Section 2.6(a).  However, if the Company is involved in a Business Combination then the one year restriction on such repurchases in the preceding sentence will not apply to any Deferral Period that is terminated on or prior to the next Interest Payment Date following the date of consummation of such Business Combination (or if later, at any time within 90 calendar days following the date of consummation of such Business Combination).

Section 2.7                                Alternative Payment Mechanism.

(a)           Obligation to Issue Qualifying APM Securities.  During the APM Period, the Company shall, subject to the occurrence and continuation of a Supervisory Event or a Market Disruption Event as described under Section 2.7(b) and subject to Section 2.5(c), issue one or more types of Qualifying APM Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures and applied such Eligible Proceeds raised during any Deferral Period pursuant to the alternative payment mechanism described in this Section 2.7 to pay unpaid deferred interest on the Debentures, provided that:

(i)           the foregoing obligations shall not apply to the extent that, with respect to deferred interest attributable to the first five years of any Deferral Period, the net proceeds of any issuance of Common Stock (or, if the definition of Qualifying APM Securities has been modified to exclude Common Stock, Qualifying Warrants) applied during such Deferral Period to pay interest on the Debentures pursuant to this Section 2.7, together with the net proceeds of all prior issuances of Common Stock and Qualifying Warrants so applied for such Deferral Period, would exceed an amount equal to 2% of the product of (A) the average of the Current Stock Market Prices of the Common Stock on the 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance multiplied by (B) the total number of issued and outstanding shares of Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “Common Equity Issuance Cap”); provided that the Common Equity Issuance Cap will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest regardless of the time at which it was deferred, pursuant to this Section 2.7, subject to any Supervisory Event or Market Disruption Event; and provided, further, that if the Common Equity Issuance Cap is reached during a Deferral Period and the Company subsequently repays all deferred interest, the Common Equity Issuance Cap will cease to apply at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period; and

(ii)           the foregoing obligations shall not apply to the extent that the net proceeds of any issuance of Qualifying Preferred Stock applied to pay interest on the Debentures pursuant to this Section 2.7, together with the net proceeds of all prior issuances of Preferred Stock so applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the Debentures initially issued under the Indenture (the “Preferred Stock Issuance Cap”).

For the avoidance of doubt, (x) once the Company reaches the Common Equity Issuance Cap for a Deferral Period, the Company shall not be required to issue more Common Stock (or Qualifying Warrants if the definition of Qualifying APM Securities has been modified to exclude Common Stock) with respect to deferred interest attributable to the first five years of such Deferral Period pursuant to this Section 2.7, even if the amount referred to in clause (i) of this Section 2.7 subsequently increases because of a subsequent increase in the Current Stock Market Price of Common Stock or the number of outstanding shares of Common Stock, and (y) so long as the definition of Qualifying APM Securities has not been amended to eliminate Common Stock, the sale of Qualifying Warrants to pay deferred interest is an option that may be exercised at the Company’s sole discretion, subject to the Common Equity Issuance Cap, and the Company shall not be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of the Company’s securities, or any other party, may require the Company to issue Qualifying Warrants.

(b)           Market Disruption Event and Supervisory Event.  Section 2.7(a) shall not apply, with respect to any Interest Payment Date, if the Company shall have provided to the Trustee (and to the Property Trustee of the Trust to the extent the Trust is the sole Holder of the Debentures) no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (x) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (y) the Market Disruption Event continued for only part of such period but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered.  Section 2.7(a) shall not apply, with respect to any Interest Payment Date, if the Company shall have provided to the Trustee (and to the Property Trustee of the Trust to the extent the Trust is the sole Holder of the Debentures) on or prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Supervisory Event was existing after the immediately preceding Interest Payment Date and (ii) (x) the Supervisory Event prevented the sale of Qualifying APM Securities for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (y) the Supervisory Event prevented the sale of Qualifying APM Securities for only part of such period but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered or (z) the Supervisory Event prevents the Company from applying the net proceeds of sales of Qualifying APM Securities to pay deferred interest on such Interest Payment Date.

(c)           Partial Payment of Deferred Interest.

(i)           If the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest on any Interest Payment Date pursuant to this Section 2.7, such Eligible Proceeds shall be allocated to pay accrued and unpaid interest on the applicable Interest Payment Date in chronological order based on the date each payment was first deferred, subject to the Common Equity Issuance Cap and the Preferred Stock Issuance Cap, and payment on each installment of deferred interest shall be distributed to Holders of such installment on a pro rata basis (based upon the respective principal amounts of the Debentures held thereby).

(ii)           If the Company has outstanding Parity Securities under which the Company is obligated to sell securities that are Qualifying APM Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those other Parity Securities on a pro rata basis up to the Common Equity Issuance Cap and the Preferred Stock Issuance Cap (or comparable provisions in the instruments governing those other Parity Securities) in proportion to the total amounts that are due on the Debentures and such other Parity Securities, or on such other basis as the Federal Reserve may approve.

(d)           Qualifying APM Securities Definition Change.  The Company shall send written notice to the Trustee (which notice the Trustee shall promptly forward upon receipt to the Administrative Trustees, who shall forward such notice to each holder of record of Trust Preferred Securities) in advance of any change in the definition of Qualifying APM Securities to eliminate Common Stock or Qualifying Warrants.

(e)           Termination of Obligation.  The Company’s obligations pursuant to Section 2.7(a) shall not apply upon maturity of the Debentures or if an Event of Default with respect to the Debentures has occurred and is continuing.

Section 2.8                                Redemption of the Debentures.

(a)           Redemption Price.  The Debentures shall be redeemable in accordance with Article XI of the Indenture, provided that (i) the Debentures are redeemable in whole or in part at the option of the Company at any time after June 15, 2013 at a Redemption Price equal to 100% of their principal amount plus accrued and unpaid interest to the Redemption Date; and (ii) the Debentures are redeemable in whole but not in part at any time within 90 days following the occurrence of and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event at a Redemption Price equal to 100% of their principal amount plus accrued and unpaid interest to the Redemption Date (the “Redemption Price”).  The Company may not redeem the Debentures in part if the principal amount of the Debentures has been accelerated and such acceleration has not been rescinded unless all accrued and unpaid interest including deferred interest has been paid in full on all outstanding Debentures for all Interest Periods terminating on or before the Redemption Date.

(b)           Sinking Fund.  The Debentures are not entitled to any sinking fund payments or similar provisions.

Section 2.9                                Events of Default.

(a)           So long as any Debentures are held by or on behalf of the Trust, the Trustee shall provide to the holders of the Trust Preferred Securities such notices as it shall from time to time provide under Section 6.2 of the Indenture.  In addition, the Trustee shall provide to the holders of the Trust Preferred Securities notice of any Event of Default or event that, with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debentures within 30 days after the actual knowledge of a Responsible Officer of the Trustee of such Event of Default or other event.

(b)           For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee, the Holders of the Debentures or the holders of the Trust Preferred Securities under the Indenture, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Debentures shall be an Event of Default with respect to the Debentures other than those specified as Events of Default in Section 5.1 of the Indenture.

Section 2.10                                Securities Registrar; Paying Agent; Delegation of Trustee Duties.

(a)           The Company appoints Wilmington Trust Company, as Securities Registrar and Paying Agent with respect to the Debentures.

(b)           Notwithstanding any provision contained herein, to the extent permitted by applicable law, the Trustee may delegate its duty to provide such notices and to perform such other duties as may be required to be provided or performed by the Trustee under the Indenture, and, to the extent such obligation has been so delegated, the Trustee shall not be responsible for monitoring the compliance of, nor be liable for the default or misconduct of, any such designee.

Section 2.11                                Obligation to Seek Shareholder Approval to Increase Authorized Shares

(a)           The Company shall use commercially reasonable efforts to seek shareholder consent to increase the number of its authorized shares at its next regularly scheduled shareholders’ meeting if, at any date, the Shares Available for Issuance fall below two times the number of shares that the Company would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of the shares over the 10 Trading Day period preceding such date) (x) then outstanding deferred interest on the Debentures plus (y) twelve additional months of deferred interest on the Debentures.

(b)           The Company may modify the definition of Shares Available for Issuance and the related provisions hereof without the consent of holders of the Trust Preferred Securities or Debentures, provided that (i) the Company has determined, in its reasonable discretion, that such modification is not materially adverse to such holders and (ii) the number of Shares Available for Issuance after giving effect to such modification will not fall below the then applicable threshold set forth in Section 2.11(a) above.

(c)           In no event shall the Indenture Trustee be required to monitor the Company's compliance with this Section 2.11 or make or verify any calculations contemplated in subsections (a) and (b) hereof.

Section 2.12                                Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership.  Each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event of the Company shall occur prior to the redemption or repayment of such Debentures, such Holder shall have no claim for, and thus no right to receive, any deferred interest pursuant to Section 2.5 that has not been paid pursuant to Sections 2.5 and 2.7 to the extent the amount of such interest exceeds the first two years of accumulated and unpaid interest (including compounded interest thereon) on such Holder’s Debentures.

Section 2.13                                Amendment.  For the purposes of the Debentures (but not for the purposes of any other Securities unless specifically set forth in the terms of such Securities), Section 9.1 of the Indenture is hereby amended to add the following Section (10):

(10)           to add to or change any terms of the Indenture or the Debentures to conform the terms of this Indenture or the Debentures to the description of the Debentures in the Prospectus (as defined in the Declaration of Trust).

ARTICLE III

REPAYMENT OF DEBENTURES

Section 3.1                                Deposit of Repayment Amount.  Prior to 10:00 a.m. New York City time on the Maturity Date, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest on, all the Debentures.

Section 3.2                                Repayment of Debentures.  On presentation and surrender of such Debentures at a Place of Payment specified in the Debentures, the said securities shall be paid by the Company at their principal amount, together with accrued interest to the Maturity Date.

ARTICLE IV

EXPENSES

Section 4.1                                Expenses.  In connection with the offering, sale and issuance of the Debentures to the Property Trustee on behalf of the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

(a)           pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and indemnification of the Trustee under this First Supplemental Indenture in accordance with the provisions of this First Supplemental Indenture; and

(b)           be responsible for and shall pay all debts and obligations (except for any amounts owed to holders of the Debentures in their respective capacities as holders) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the indemnities, fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee, the Administrative Trustees, the Securities Registrar and the Paying Agent, the costs and expenses relating to the operation of the Trust, including, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, and travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the Debentures.

The Company’s obligations under this Section 4.1 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations and costs are owed (a “Creditor”) whether or not such Creditor has received notice hereof.  Any such Creditor may enforce the Company’s obligations under this Section 4.1 directly against the Company and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company.  The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.1.

ARTICLE V

FORM OF DEBENTURE

Section 5.1                                Form of Debentures.  The Debentures are to be substantially in the following form and shall bear any legend required by Section 2.4 of the Indenture:

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

No. _________	Principal Amount: $________
Issue Date: __________, 2008

PRIVATEBANCORP, INC.
10.00% JUNIOR SUBORDINATED DEBENTURES

PRIVATEBANCORP, INC., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of ____________ ($________) and all accrued and unpaid interest thereof on June 15, 2068, or if such day is not a Business Day, the following Business Day (the “Maturity Date”).

The Company further promises to pay interest on said principal sum from and including May 22, 2008, or from and including the most recent interest payment date on which interest has been paid or duly provided for, quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on September 15, 2008 (each such date a “Quarterly Interest Payment Date” and, collectively “Interest Payment Dates”), at the annual rate of 10.00% (computed on the basis of a 360-day year comprised of twelve 30-day months), plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment.  Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to Section 2.5 of the First Supplemental Indenture, will bear Additional Interest, to the extent permitted by law, at the then applicable rate described in the first sentence of this paragraph, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.  If any Interest Payment Date occurs on a date that is not a Business Day, the payment of interest for such Interest Payment Date shall be made on the next succeeding Business Day with the same force and effect as if such payment were made on the relevant Interest Payment Date.  A “Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York, Wilmington, Delaware or Chicago, Illinois, are permitted or required by any applicable law to close.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date that is the last day of the month immediately preceding the month in which such Interest Payment Date falls (whether or not a Business Day).  Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company shall have the right at any time or from time to time during the term of this Security to defer payment of interest on this Security for one or more consecutive interest payment periods (each a “Deferral Period”) up to 10 years, during which Deferral Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Deferral Period shall extend beyond the Maturity Date or the earlier redemption in full of the Securities.  Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements.  Deferred interest on the Security will bear interest at the then applicable interest rate, compounded on each Interest Payment Date, subject to applicable law.

No interest shall be due and payable during a Deferral Period except at the end thereof.  Additional limitations may apply, pursuant to Section 2.6 of the First Supplemental Indenture, if any Deferral Period lasts longer than one year.

So long as any Securities remain outstanding, if the Company has given notice of its election to defer interest payments on the Securities but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of the Company’s capital stock, (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities or guarantees of the Company that rank upon the Company’s liquidation on a parity with this Security (including this Security, the “Parity Securities”), or junior in interest to this Security (except for partial payments of interest with respect to the Security) or (iii) make any payments under any guarantee by the Company that ranks pari passu with or junior to the Guarantee Agreement (other than any purchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the Deferral Period (including pursuant to a contractually binding stock repurchase plan), (3) a dividend reinvestment or stockholder purchase plan, (4) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (5) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of the Company’s capital stock, or any class or series of the Company’s indebtedness for any class or series of its capital stock, (6) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (7) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or purchase of rights pursuant thereto, (8) payments under any PrivateBancorp Guarantee executed for the benefit of the holders of the Trust Preferred Securities, (9) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (10) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities, provided that such payments are made in accordance with the limitations described in Section 2.7(c) of the First Supplemental Indenture to the extent they apply, or (11) any payments of principal or deferred interest in respect of Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities).  In addition, if any Deferral Period lasts longer than one year, the Company will not repurchase or acquire any securities ranking junior to or pari passu with any Qualifying APM Securities the proceeds of which were used to settle deferred interest during the relevant Deferral Period until the first anniversary of the date on which all deferred interest on this Security has been paid, subject to the exceptions listed above.

The Company shall give written notice of its election to begin or extend any Deferral Period, (x) if the Property Trustee, on behalf of the Trust, is the sole holder of the Securities, to the Property Trustee and the Delaware Trustee at least five Business Days before the earlier of (A) the next succeeding date on which the distributions on the Trust Preferred Securities are payable and (B) the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution, or (y) if the Property Trustee, on behalf of the Trust, is not the sole Holder of the Securities, to Holders of the Securities and the Trustee at least five Business Days before the next

Interest Payment Date.  Notice of the Company’s election of a Deferral Period shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than three Business Days after the Property Trustee receives written notice from the Company to each holder of Trust Securities at such holder’s address appearing in the Security Register.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at the bank account number as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than ten days before the relevant Interest Payment Date.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PRIVATEBANCORP, INC.

By:
President or Vice President

ATTEST:

Secretary or Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

Dated:_______________________
By:
Authorized Officer

(FORM OF REVERSE OF DEBENTURE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of May 22, 2008 (herein called the “Base Indenture”), between the Company and Wilmington, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of May 22, 2008, between the Company and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture” ), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

All terms used in this Security that are defined in the Indenture or in the Amended and Restated Declaration of Trust, dated as of May 22, 2008, as amended (the “Declaration of Trust”), for PrivateBancorp Capital Trust IV among PrivateBancorp, Inc., as Sponsor, Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee, and the Administrative Trustees, shall have the meanings assigned to them in the Indenture or the Declaration of Trust, as the case may be.

This Security shall be redeemable at the option of the Company in accordance with the terms of the Indenture.  In particular, (i) this Security is redeemable at the option of the Company at any time after

June 15, 2013 hereof at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest to the Redemption Date; and (ii) this Security is redeemable at any time within 90 days following the occurrence of and during the continuation of a Tax Event, Investment Company Event or a Capital Treatment Event at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest to the Redemption Date.

No sinking fund is provided for the Securities.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture.  The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the entire principal amount and all accrued but unpaid interest of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities issued to and held by PrivateBancorp Capital Trust IV, or any trustee thereof or agent therefor, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fails to declare the entire principal and all accrued but unpaid interest of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued but unpaid interest (including any Additional Interest) on all the Securities shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiples of $25 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree to treat for United States Federal income tax purposes (i) the Securities as indebtedness of the Company, and (ii) the stated interest on the Securities as ordinary interest income that is includible in the Holder’s or beneficial owner’s gross income at the time the interest is paid or accrued in accordance with the Holder’s or beneficial owner’s regular method of tax accounting, and otherwise to treat the Securities as described in the Prospectus.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Illinois.

This is one of the Securities referred to in the within mentioned Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Security on the books of the Securities Registrar.  The agent may substitute another to act for him or her.

Dated: ___________
Signature

Signature Guarantee

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ARTICLE VI

ORIGINAL ISSUE OF DEBENTURES

Section 6.1                                Original Issue of Debentures.  Debentures in the aggregate principal amount of $125,010,000 (subject to increase pursuant to the over-allotment option contained in the Underwriting Agreement) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with a Company Order.

Section 6.2                                Calculation of Original Issue Discount.  If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VII

SUBORDINATION

Section 7.1                                Senior Debt.  The subordination provisions of Article XIII of the Indenture shall apply, except that for the purposes of the Debentures (but not for the purposes of any other Securities unless specifically set forth in the terms of such Securities):

(a)           The definition of “Senior Debt” in the Indenture is hereby amended to delete clauses (ii), (iii) and (v), renumber clause (iv) as clause (ii), and add the following:

“(iii) (x) indebtedness that (a) qualifies or is issued to financing vehicles issuing securities that qualify as tier 1 capital of the Company under the capital guidelines of the Federal Reserve or does not at the time of issuance prevent the Company’s 10.00% Junior Subordinated Debentures (the “Debentures”) from qualifying as tier 1 capital of the Company under the capital guidelines of the Federal Reserve and (b) by its terms is not superior in right of payment to the Debentures or to other debt that is pari passu with or junior to the Debentures; and (y) guarantees of indebtedness described in clause (x) or securities issued by one or more financing vehicles described in clause (x).”

(b)           Notwithstanding the foregoing or any other provision of the Indenture or of this First Supplemental Indenture, provided that the Company is not subject to a bankruptcy, insolvency, liquidation or similar proceeding, the priority of the Debentures in right of payment as to Parity Securities is subject to the provisions of Section 2.6 hereof and the Company shall be permitted to pay interest or principal on Parity Securities in accordance with Section 2.6 hereof.

Section 7.2                                Compliance with Federal Reserve Rules.  The Company shall not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Debentures (if then subject to Article XIII of the Indenture), except in compliance with applicable regulations and guidelines of the Federal Reserve.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                                Effectiveness.  This First Supplemental Indenture will become effective upon its execution and delivery.

Section 8.2                                Successors and Assigns.  All covenants and agreements in the Indenture, as supplemented and amended by this First Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 8.3                                Further Assurances.  The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this First Supplemental Indenture.

Section 8.4                                Effect of Recitals.  The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Debentures.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

Section 8.5                                Ratification of Indenture.  The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 8.6                                Governing Law.  This First Supplemental Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Illinois.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PRIVATEBANCORP, INC.

By:/s/Larry D. Richman
Name: Larry D. Richman
Title: President and Chief Executive Officer

ATTEST:
By:/s/Christopher J. Zinski

WILMINGTON TRUST COMPANY, as Trustee

By: /s/Michael H. Wass
Name: Michael H. Wass
Title: Financial Services Officer

ATTEST:
By:/s/